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                                                                    Exhibit 10.1
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     SECTION 7.     GENERAL PROVISIONS.

     (a) No Assignment.  No portion of any Bonus Award may be assigned or
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transferred otherwise than by will or by the laws of descent and distribution prior to the payment thereof.

     (b) Tax Requirements.  All payments of Bonus Awards shall be subject to
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withholding in respect of income and other taxes required by law to be withheld, in accordance with the Company's customary procedures.

     (c) No Additional Rights.  A Designated Executive shall not have any right
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to be retained in the employ of the Company or any subsidiary, and the right of the Company or any subsidiary to dismiss or discharge any Designated Executive or to terminate any arrangement pursuant to which any such Designated Executive provides services to the Company and its subsidiaries is specifically reserved.

     (d) No Right to Participate.  Nothing in this Plan will be deemed to give a
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Designated Executive or any other person a contract or right to participate in the benefits of the Plan. The selection of an individual as a Designated Executive or otherwise to receive Bonus Awards and the determination of the amount of any Bonus Award by the Committee shall be final and binding on all persons.

     (e) Liability.  The Board of Directors and the Committee shall be entitled
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to rely on the advice of counsel and other experts, including the independent certified public accountants for the Company or any subsidiary. No member of the Board of Directors or of the Committee or any officers of the Company or any subsidiary shall be liable for any act or failure to act under the Plan.

     (f) Other Compensation Arrangements.  Nothing contained in the Plan shall
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prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only to designated individuals including the Designated Executives.

     SECTION 8. AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan; provided, that no such amendment or termination shall materially adversely affect the rights of any individual with respect to Bonus Awards announced by the Committee. The Board of Directors may at any time and from time to time delegate to the Committee any or all of its authority under this
Section 8.